UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 2, 2012 (September 28, 2012)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 1.02.	Termination of a Material Definitive Agreement.

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2012, Penn Virginia Holding Corp. (the “Borrower”), a direct wholly owned subsidiary of Penn Virginia Corporation (the “Registrant”), and the Registrant entered into a Credit Agreement with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “New Credit Agreement”). The New Credit Agreement replaces the Borrower’s and the Registrant’s existing Amended and Restated Credit Agreement dated as of August 2, 2011, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The New Credit Agreement provides for a $300 million revolving credit facility, including a $20 million sublimit for the issuance of letters of credit (the “Revolver”). The Borrower has an option to increase the commitments under the Revolver by up to an aggregate of $300 million upon the receipt of commitments from one or more lenders. The Revolver is governed by a borrowing base calculation and the availability under the Revolver may not exceed the lesser of the aggregate commitments and the borrowing base. The initial borrowing base is $300 million and is redetermined semi-annually. The Revolver is available for general purposes, including working capital, capital expenditures and acquisitions. The maturity date of the Revolver is September 28, 2017.

Borrowings under the Revolver bear interest, at the Borrower’s option, at either (i) a rate derived from the London Interbank Offered Rate, as adjusted for statutory reserve requirements for Eurocurrency liabilities (the “Adjusted LIBOR”), plus an applicable margin (ranging from 1.500% to 2.500%) or (ii) the greater of (a) the Agent’s prime rate, (b) federal funds effective rate plus 0.5% and (c) the one-month Adjusted LIBOR plus 1.0%, in each case, plus an applicable margin (ranging from 0.500% to 1.500%). In each case, the applicable margin is determined based upon the ratio of the Borrower’s outstanding borrowings to the available Revolver capacity.

The New Credit Agreement is guaranteed by the Registrant and all of the material oil and gas subsidiaries of the Borrower (the “Subsidiary Guarantors,” and together with the Registrant and the Borrower, the “Loan Parties”) pursuant to a Guaranty. The obligations of the Loan Parties under the Credit Agreement are secured by a first priority lien on a portion of the Loan Parties’ proved oil and gas reserves and a pledge of the equity interests in the Borrower and the Subsidiary Guarantors pursuant to Mortgages and Deeds of Trust and Pledge Agreements.

The New Credit Agreement contains customary financial covenants. The Registrant must not permit its ratio of Total Debt to EBITDAX (each as defined in the New Credit Agreement) for four consecutive quarters to exceed 4.5 to 1.0 through December 31, 2013, 4.25 to 1.0 through June 30, 2014 and then 4.0 to 1.0 through maturity. EBITDAX, which is a non-GAAP (generally accepted accounting principles) measure, is defined in the New Credit Agreement, but generally means the Registrant’s net income plus interest expense, taxes, depreciation, depletion and amortization expenses, exploration expenses, impairments, cash and non-cash expenditures paid for early termination of existing indebtedness and other non-cash charges or losses. The Registrant must also not permit its ratio of Consolidated Current Assets to Consolidated Current Liabilities (each as defined in the New Credit Agreement) as of the end of any fiscal quarter to exceed 1.0 to 1.0. For purposes of the New Credit Agreement, Consolidated Current Assets includes the amount of any unused commitments.

The New Credit Agreement also contains other customary affirmative and negative covenants (which are in each case subject to certain exceptions), including, but not limited to, restrictions on the ability of the Loan Parties to incur additional debt and guaranty obligations, create liens on their respective assets, pay dividends or distributions or redeem equity or other debt, make certain loans, acquisitions or investments, enter into hedging transactions, make any material change to the nature of their business and merge or sell assets.

The New Credit Agreement contains customary events of default (which are in each case subject to certain exceptions, thresholds and grace periods), including, but not limited to, with respect to nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other indebtedness, impairments of security interests in collateral, certain bankruptcy-related events, monetary judgment defaults and certain change of control events.

A copy of the New Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2012, the Registrant announced the New Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement dated as of September 28, 2012 among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release of Penn Virginia Corporation dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012

Penn Virginia Corporation

By:	/S/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of September 28, 2012 among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release of Penn Virginia Corporation dated October 1, 2012.